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                                                                     Exhibit 5.1
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                                                                   March 9, 1999



To the Addressees Listed on
the Annex A Hereto:

                    Re: Advanta Mortgage Loan Trust 1999-1 (the "Trust")

Ladies and Gentlemen:

                  We have acted as special counsel to Advanta National Bank, a national banking association (the "Bank"), Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, each of which is a Pennsylvania corporation, Advanta Mortgage Corp. of New Jersey, a New Jersey corporation, Advanta Bank Corp. ("ABC"), a Utah industrial loan corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta Finance Corp., a Nevada corporation, Advanta Mortgage Corp. USA, a Delaware corporation ("AMCUSA") (collectively, the "Affiliated Originators"), Advanta Mortgage Conduit Services, Inc., a Delaware corporation ("Advanta"), Advanta Mortgage Holding Company, a Delaware corporation ("AMHC") and Advanta Conduit Receivables Inc., a Delaware corporation ("Receivables") in connection with the execution and delivery of the following documents:

                  (i) Pooling and Servicing Agreement, dated as of March 1, 1999 (the "Pooling and Servicing Agreement"), among Advanta, as Sponsor (the "Sponsor"), AMCUSA, as Master Servicer, and Bankers Trust Company of California, N.A., a national banking association, as Trustee (the "Trustee");

                  (ii) Underwriting Agreement, dated February 24, 1999 (the "Underwriting Agreement"), between Advanta and Salomon Smith Barney, Inc. as the Representative of the Underwriters, (the "Representative");

                  (iii) Master Loan Transfer Agreement, dated as of March 1, 1999, among the Sponsor, Receivables, the Affiliated Originators and the Trustee, and the Conveyance Agreement, dated as of March 9, 1999 (together, the "Transfer Agreement");

                  (iv) Two letter agreements executed and delivered by AMHC, one of which is dated March 1, 1999 and is addressed to the Representative and MBIA Insurance Corporation ("MBIA"), and one of which is dated March 1, 1999 and is
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         addressed to the Trust and MBIA, pursuant to which AMHC acknowledges its joint-and-several liability with respect to certain of Advanta's, the Affiliated Originators' and AMCUSA's obligations to the Underwriters, MBIA and the Trust (collectively, the "AMHC Guaranties");

                  (v) Insurance Agreement, dated as of March 1, 1999 (the "Insurance Agreement"), among MBIA, the Sponsor, the Master Servicer, AMHC and the Trustee;

                  (vi) Indemnification Agreement, dated as of February 24, 1999 (the "Indemnity Agreement"), among MBIA, the Sponsor and the Underwriters;

                  (vii) Forms of the Certificates.

                  Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                  We have examined executed copies of the Pooling and Servicing Agreement, the Underwriting Agreement, the Transfer Agreement, the Insurance Agreement and the Indemnity Agreement and the AMHC Guaranties (collectively, the "Documents"). We have also examined a copy of each of the executed Certificates. We have also examined the Registration Statement (No. 333-52351) filed with the Securities and Exchange Commission (the "Commission") on Form S-3 (the "Registration Statement), in the form in which such Registration Statement was declared effective, the Prospectus dated September 15, 1998 (the "Prospectus"), the Preliminary Prospectus Supplement dated February 19, 1999 (the "Preliminary Prospectus Supplement") and the Prospectus Supplement dated February 24, 1999 (the "Prospectus Supplement") relating to the Class A Certificates.

                  We have also examined originals or photostatic or certified copies of all such corporate records of Advanta, AMCUSA, the Affiliated Originators, Receivables and AMHC and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to certain issues of fact material to the opinions expressed herein, we have, with your consent, relied to the extent we deemed appropriate upon certificates and representations of officers of the Sponsor, AMCUSA, the Affiliated Originators, Receivables and AMHC. In making our examinations and rendering the opinions herein expressed, we have made the following assumptions:

         (1) each party to each of the Documents (other than Advanta, AMCUSA, the Affiliated Originators, Receivables and AMHC, as applicable) has the corporate power to enter into and perform all of its obligations thereunder;

         (2) the due authorization, execution and delivery of the Documents by all parties thereto other than Advanta, AMCUSA, the Affiliated Originators, Receivables and AMHC and the validity and binding effect on all parties other than Advanta, AMCUSA, the Affiliated Originators, Receivables


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                  and AMHC of each of the Documents, as applicable;

         (3)      the genuineness of all signatures;

         (4) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

         (5) the Trust will qualify as a real estate mortgage investment conduit ("REMIC") as defined in Section 860D of the Internal Revenue Code of 1986, as amended (the "Code");

         (6) the Class A Certificates and the Class B Certificates will each constitute "regular interests" and the Class R Certificates and Class RL Certificates will each constitute the "residual interest" in a REMIC, as such terms are defined in Section 860G(a) of the Code;

         (7) as to Paragraph 22 below, we assume that the parties to the Documents have and will perform their respective obligations thereunder, including the delivery to the Trustee of Notes relating to the Mortgage Loans following payment of legal and sufficient consideration therefor, without any such Note having been discharged, or the related Mortgage satisfied or released and without the Trustee having actual or constructive notice of the existence of any claim, lien, charge, mortgage, security interest, encumbrance or right of Advanta, any Affiliated Originator, any Unaffiliated Originator, or creditors of Advanta or others. Further we have assumed the absence of any defense against enforcement of, or right of offset against, each such Note and the related Mortgage. We have undertaken no independent review of the Mortgage Loans, including the Notes and the Mortgages and have relied solely upon the representations of Advanta and of the Affiliated Originators in the Mortgage Loan Transfer Agreement and the Pooling and Servicing Agreement that they have title to the Mortgage Loans; and

         (8) in the case of each purchaser of a Class A Certificate investing assets of an employee benefit plan covered by ERISA, such plan is a plan to which Prohibited Transaction Exemption 91-14 is fully available.

                  We have assumed that the Mortgages and rights to receive payment under the Mortgage Loans are not subject to any right, lien or interest of any government or any agency or instrumentality thereof (including without limitation any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not subject to any lien arising by operation of law or any judicial lien.

                  The opinions expressed in paragraphs 5, 7 and 10 with respect to the enforceability of certain agreements are subject to the following additional qualifications:

                  (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting


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creditors' rights generally or the rights of creditors of national banking associations in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.

                  (b) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  In addition, we wish to advise you that the enforceability of certain provisions set forth in the Underwriting Agreement which purport to provide for indemnification for losses due to securities laws violations may be limited by public policy considerations.

                  We are admitted to the Bars of the States of New York and California, and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

                  Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

                  1. Advanta has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Documents. Advanta has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Documents.

                  2. AMCUSA has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Transfer Agreement, the Insurance Agreement and the Pooling and Servicing Agreement. AMCUSA has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Transfer Agreement, the Insurance Agreement and the Pooling and Servicing Agreement.

                  3. Each Affiliated Originator (other than ABC) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Affiliated Originator (other than ABC) has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Transfer Agreement.

                  4. Each of the Documents has been duly and validly authorized, executed and delivered by Advanta, all requisite corporate action having been taken with respect thereto.


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                  5. Each of the Documents constitutes the valid, legal and
binding agreement of Advanta, and is enforceable against Advanta in accordance with its terms.

                  6. Each of the Pooling and Servicing Agreement, the Insurance Agreement and the Transfer Agreement has been duly and validly authorized, executed and delivered by AMCUSA, and in the case of the Transfer Agreement, by the Affiliated Originators (other than ABC), all requisite corporate action having been taken with respect thereto.

                  7. Each of the Pooling and Servicing Agreement, the Insurance Agreement and the Transfer Agreement constitutes the valid, legal and binding agreement of AMCUSA, and in the case of the Transfer Agreement, of the Affiliated Originators (other than ABC), and each is enforceable against AMCUSA and in the case of the Transfer Agreement, of the Affiliated Originators, in accordance with its terms.

                  8. AMHC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Insurance Agreement and the AMHC Guaranties. AMHC has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the Insurance Agreement and AMHC Guaranties.

                  9. The Insurance Agreement and the AMHC Guaranties have been duly and validly authorized, executed and delivered by AMHC, all requisite corporate action having been taken with respect thereto.

                  10. The Insurance Agreement and each of the AMHC Guaranties each constitutes the valid, legal and binding agreement of AMHC, and each is enforceable against AMHC in accordance with its terms.

                  11. The Pooling and Servicing Agreement, assuming the due execution and delivery thereof by the Trustee, creates a valid, express trust under the laws of New York. Each Certificate, assuming the due execution by the Trustee and due authentication by the Trustee and payment therefor, is validly issued and outstanding and is entitled to the benefits of the Pooling and Servicing Agreement.

                  12. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance of any of the Pooling and Servicing Agreement, the Insurance Agreement or the Transfer Agreement or the consummation of any other transaction contemplated thereby by AMCUSA or, in the case of the Transfer Agreement, the Affiliated Originators (other than ABC), except such which have been obtained.

                  13. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York for the execution, delivery and performance of the Documents or the offer, issuance, sale or delivery of the Class A Certificates or the


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consummation of any other transaction contemplated thereby by Advanta, except such which have been obtained.

                  14. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance of the AMHC Guaranties, except such which have been obtained.

                  15. To our knowledge, following due inquiry made of the appropriate officers of Advanta, AMCUSA and the Affiliated Originators (other than ABC), there are no actions, proceedings or investigations pending or, to our knowledge, threatened against Advanta, AMCUSA or the Affiliated Originators before any court, governmental agency or body or other tribunal (a) asserting the invalidity of the Documents or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Documents, (c) which would materially and adversely affect the performance by Advanta, AMCUSA or the Affiliated Originators, as applicable, of obligations under, or the validity or enforceability of, the Documents or the Certificates, or (d) that would adversely affect the status of the Trust as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended.

                  16. Neither the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Certificates, nor the execution, delivery or performance by the Affiliated Originators (other than ABC) of the Transfer Agreement, or AMCUSA of the Pooling and Servicing Agreement, the Insurance Agreement and the Transfer Agreement (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of AMCUSA or the Affiliated Originators, as applicable; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which AMCUSA or the Affiliated Originators, as applicable, is a party or is bound which has been identified to us by the appropriate officers of AMCUSA; (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over AMCUSA or the Affiliated Originators which has been identified to us by the appropriate officers of AMCUSA; or (iv) any law, rule or regulation of the State of New York or the federal government (including, without limitation, any bulk sales law), or (b) results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                  17. Neither the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Certificates, nor the execution, delivery or performance by Advanta of the Documents (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of Advanta; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which Advanta is a party or is bound, which has been identified to us by an officer or representative of Advanta;
(iii) any order, judgment, writ, injunction or decree of any court or governmental agency or


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body or other tribunal having jurisdiction over Advanta, which has been identified to us by an officer or representative of Advanta; or (iv) any law, rule or regulation of the State of New York or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the related Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                  18. The execution, delivery or performance by AMHC of the AMHC Guaranties or the Insurance Agreement does not conflict with or will not conflict with and does not result or will not result in a breach of, and does not constitute or will not constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of AMHC; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which AMHC is a party or is bound, which have been identified to us by appropriate officers of AMHC; (iii) any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over AMHC, which have been identified to us by appropriate officers of AMHC; or (iv) any law, rule or regulation of the State of New York or the federal government.

                  19. To the best of our knowledge, following due inquiry made of the appropriate officers of AMHC, there are no actions, proceedings or investigations pending or to our knowledge threatened against AMHC before any court, administrative agency or other tribunal (a) asserting the invalidity of the Insurance Agreement or the AMHC Guaranties, (b) seeking to prevent the consummation of any of the transactions contemplated by the Insurance Agreement or the AMHC Guaranties, or (c) which would materially and adversely affect the performance by AMHC of obligations of the Insurance Agreement or the AMHC Guaranties.

                  20. The Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial and statistical data included therein, as to which we are not called upon to express any opinion), at the time the Registration Statement became effective and as of the date hereof comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, which has not been filed or described as required.

                  21. Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended, nor the registration of the Trust created by the Pooling and Servicing Agreement under the Investment Company Act of 1940 is required.

                  22. Immediately upon the receipt by the Trust, and the receipt by Advanta and, as applicable, by each Affiliated Originator of legal and sufficient consideration therefor, the Trust shall, pursuant to the laws of the State of New York, be


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vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of Advanta and of the Affiliated Originators in and to, the Mortgage Loans, free and clear of any claim, lien, charge, mortgage, security interest, encumbrance or rights of Advanta or of the Affiliated Originators or creditors of Advanta or of the Affiliated Originators, see Federal Deposit Ins. Corp. v. Forte, 463 N.Y.S.2d 844, 849 (A.D.2d Dep't
1983), except that until such time as assignments of mortgage are recorded in the name of the Trustee in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the Mortgage against the related Mortgaged Property or the related Mortgagor, (y) the related Affiliated Originators could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the related Affiliated Originators.

                  23. The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE CERTIFICATES" and "THE POOLING AND SERVICING AGREEMENT", to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                  24. The statements in the Prospectus set forth under the captions "ERISA CONSIDERATIONS", "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS" and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions "ERISA CONSIDERATIONS", "STATE TAXES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions, provide a fair and accurate summary of such law or conclusions.

                  25. To the best of our knowledge, the Registration Statement has become effective and the Commission has not issued any stop order suspending the effectiveness of the Registration Statements or any order directed to any prospectus or prospectus supplement relating to the Class A Certificates (including the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement), and has not initiated or threatened any proceeding for that purpose.

                  26. The provision in the Pooling and Servicing Agreement which provides for the laws of New York to be the governing law would be upheld by a court applying New York or California law, or, if not upheld, then such court applying New York or California law would hold that California law is the governing law for the Pooling and Servicing Agreement.

                  We have rendered legal advice and assistance to the Advanta and AMCUSA in the course of their investigation pertaining to, and their participation in the preparation of, the Registration Statement, the Prospectus the Preliminary Prospectus Supplement, the Prospectus Supplement, and other matters relating to the sale of the Certificates. Rendering such assistance involved, among other things, discussions and


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inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of Advanta and AMCUSA. We also participated with the Advanta and AMCUSA in conferences with representatives of the Underwriters and its counsel during which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and related matters were discussed. Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, in the course of our examination of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief) contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  This opinion is furnished by us as special counsel to Advanta, the Affiliated Originators, AMCUSA and AMHC and is solely for the benefit of the addressees hereof and their respective counsel. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                   Very truly yours,
                                                   /s/ Dewey Ballantine LLP


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                                     ANNEX A



Advanta Mortgage Conduit                    MBIA Insurance Corporation
  Services, Inc.                            113 King Street
10790 Rancho Bernardo Road                  Armonk, New York  10504
San Diego, California  92127
                                            Bankers Trust Company of
Advanta Mortgage Corp. USA                   California, N.A., as Trustee
10790 Rancho Bernardo Road                  Three Park Plaza
San Diego, California  92127                16th Floor
                                            Irvine, California  92614
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.                    Moody's Investors Service
Lehman Brothers                             99 Church Street
Morgan Stanley & Co. Incorporated           New York, New York  10007
Prudential Securities Incorporated
c/o Salomon Smith Barney Inc.               Standard & Poor's Ratings Group
390 Greenwich Street                        25 Broadway
New York, New York  10013                   New York, New York  10004

Arthur Andersen LLP
1601 Market Street
Philadelphia, Pennsylvania  19103